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                                                                       EXHIBIT 2
                              AGREEMENT OF MERGER

        THIS AGREEMENT OF MERGER is made as of March 16, 1999, by and between TravelnStore.com, Inc., a California corporation (herein the "Corporation"), and TravelnStore, LLC, a California limited liability company (herein the "LLC"). (The Corporation and the LLC are hereinafter collectively referred to as the "Constituent Entities".)

                                    RECITALS

        A. The Board of Directors and shareholders of the Corporation have determined that it is desirable and in the best interests of the Corporation and its shareholders that the LLC be merged with and into the Corporation on the terms and conditions set forth herein and the Board of Directors and the shareholders of the Corporation have approved this Agreement of Merger.

        B. The Members of the LLC have determined that it is desirable and in the best interests of the LLC and its Members that the LLC be merged with and into the Corporation on the terms and conditions set forth herein and the Members of the LLC have approved this Agreement of Merger.

        C. The LLC is a member-managed limited liability company.

        NOW, THEREFORE, in order to implement the foregoing, the parties agree as follows:

1. MERGER. At the Effective Time (as defined in Section 2 hereof), the LLC shall be merged with and into the Corporation (the "Merger") pursuant to the provisions of, and with the effect provided in, Chapter 11 of the General Corporation Law of California (the "GCL") and Chapter 12 of the Beverly-Killea Limited Liability Company Act of California (the "LLC Act"). The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue to be governed by the GCL. The separate existence of the LLC shall cease at the Effective Time. The corporate existence of the Surviving Corporation shall continue unimpaired and unaffected by the Merger.

2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time of the filing in the office of the Secretary of State of the State of California of a copy of this Agreement of Merger accompanied by Certificates of Merger substantially in the form of Exhibits A and B hereto (the "Certificates of Merger") in accordance with Sections 1103 and 1113 of the GCL and Section 17552 of the LLC Act, which time is herein sometimes referred to as the "Effective Time".

3. DIRECTORS AND OFFICERS. The officers and directors of the Corporation holding office at the Effective Time shall hold office in the Surviving Corporation until removed as provided by law or until the election and qualification of their respective successors.



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4.      CONVERSION OF INTERESTS.

        4.1 CONVERSION OF MEMBERSHIP INTERESTS. Upon the Effective Time, each one percent (1%) membership interest in the LLC outstanding immediately prior to the Effective Time shall be converted by reason of the Merger and without any action on the part of the holders of any such membership interests into and shall become Forty-Five Thousand (45,000) shares of Common Stock of the Corporation.

        4.2 CONVERSION OF COMMON STOCK. Upon the Effective Time, each share of Common Stock of the Corporation issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Corporation, the holder of such shares or any other person, be canceled and returned to the status of authorized and unissued shares.

5. ASSUMPTION OF OBLIGATIONS. At the Effective Time, the franchises, existence and rights of the LLC shall be merged into the Corporation and the Corporation shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, (a) the Surviving Corporation shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of each of the Constituent Entities; (b) all property, real, personal and mixed, and all debts due to either of the Constituent Entities on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due to each of the Constituent Entities, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; (c) all property, rights, privileges, powers, franchises and all and every other interest of each of the Constituent Entities shall be thereafter as effectually the property of the Surviving Corporation as they had been of the respective Constituent Entities; and (d) the title to any real property, or any interest therein, which has vested by deed or otherwise in either of the Constituent Entities, shall not revert to the transferor thereof, or be in any way impaired, by reason of the Merger. The Surviving Corporation shall assume and thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Entities.

6. APPROVAL BY SHAREHOLDERS AND MEMBERS. The terms and conditions of the Merger and this Agreement of Merger have been unanimously approved by the shareholders of the Corporation and by the Members of the LLC.

7. FURTHER ACTS. From time to time, as or when requested by the Surviving Corporation, or by its successors or assigns, the LLC shall execute and deliver or cause to be executed and delivered all such other instruments, and shall take or cause to be taken all such further or other actions, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation and its successors and assigns, title to and possession of all of the property, rights, privileges, powers and franchises referred to in Section 5 hereof and otherwise to carry out the intent and purposes of this Agreement.



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8.      AMENDMENT. The parties hereto, by mutual consent of their respective
Boards of Directors and Members, may amend, modify or supplement this Agreement of Merger in such manner as may be agreed upon by them in writing at any time before or after the adoption and approval of this Agreement of Merger by the shareholders and Members of the Constituent Entities. If any amendment, modification or supplement changes any of the principal terms of this Agreement of Merger, then said amendment, modification or supplement to this Agreement of Merger shall be approved by the shareholders and the Members of the Constituent Entities.

9. ABANDONMENT. Subject to the rights of third parties under any contracts relating thereto, this Agreement of Merger may be abandoned by the action of the Board of Directors and Members of the Constituent Entities at any time before or after approval or adoption hereof by the shareholders and Members of the Constituent Entities, notwithstanding favorable action on the Merger by the shareholders and Members of either Constituent Entity, but not later than the filing of this Agreement of Merger with the Secretary of State of the State of California.

10.     MISCELLANEOUS.

        10.1 ADDRESS OF SURVIVING CORPORATION. The address of the Surviving Corporation for purposes of the delivery of notices regarding any matter relating to the Merger and the transactions contemplated in this Agreement of Merger is as follows:

               TravelnStore.com, Inc.
               1320 Flynn Road, Suite 420
               Camarillo, California 93012
               Attn: Chief Executive Officer

        10.2 COUNTERPARTS. This Agreement of Merger may be executed in one or more counterparts, and each such counterpart hereof shall constitute but one agreement.

        10.3 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement of Merger.

        10.4 GOVERNING LAW. This Agreement of Merger shall be governed by, and construed in accordance with, the laws of the State of California as applied to agreements between California residents made and performed entirely within the State of California.


                    (Signatures appear on the following page)

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        IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority granted by its Board of Directors and Section 17103(a)(3) of the LLC Act, has caused this Agreement of Merger to be executed on its behalf as of the day first written above.


TRAVELNSTORE, LLC, A CALIFORNIA         TRAVELNSTORE.COM, INC., A CALIFORNIA
LIMITED LIABILITY COMPANY               CORPORATION


By:_________________________________    By:_____________________________________
     Jim B. Tyner, Member                  Jim B. Tyner, Chief Executive Officer

By:_________________________________    By:_____________________________________
     John Toal, Member                     Yula Greco, Secretary

By:_________________________________
     Yula, Greco, Member




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                             TRAVELNSTORE.COM, INC.
                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER


        Jim B. Tyner and Yula Greco certify that:

        1. They are the Chief Executive Officer and Secretary, respectively, of TravelnStore.com, Inc., a California corporation (the "Corporation").

        2. The principal terms of the Agreement of Merger to which this Certificate is attached (the "Merger Agreement") were duly approved by the Board of Directors and shareholders of the Corporation.

        3. The principal terms of the Merger Agreement in the form attached were approved by the vote of the number of shares of capital stock of the Corporation which were entitled to vote, which vote equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding shares of such class.

        4. There are two classes of shares of capital stock of the Corporation, which are designated, respectively, as Preferred Stock and Common Stock. There are no shares of Preferred Stock issued and outstanding. The number of outstanding shares of Common Stock is one (1).

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Executed at Camarillo, California, on March 16, 1999.


By:_________________________________
     Jim B. Tyner, Chief Executive Officer

By:_________________________________
     Yula Greco, Secretary



                                   Exhibit A



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                              CERTIFICATE OF MERGER
                                       OF
                                TRAVELNSTORE, LLC
OTHER INFORMATION


     The principal terms of the Agreement of Merger to which this Certificate is attached (the "Merger Agreement") were duly approved by vote of the percentage of the Membership Interests of TravelnStore, LLC which were entitled to vote, which vote equaled or exceeded the vote required pursuant to Section 17103(a)(3) of the Beverly-Kilea Limited Liability Company Act. There is only one class of Membership Interest of TravelnStore, LLC. The percentage vote required by the Membership Interest of TravelnStore, LLC was more than fifty percent (50%) of the outstanding Membership Interests of TravelnStore, LLC.



                                   Exhibit B